Exhibit 99.1

NextNRG Reports Preliminary May 2025 Revenue Growth of 148% Year-Over-Year

AI-driven Energy Pioneer Delivers Best Month in Company History

YTD Revenue Surpasses Total Revenue for All of 2024

MIAMI, June 24, 2025 – NextNRG, Inc. (Nasdaq: NXXT), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered through its Next Utility Operating System®, smart microgrids, wireless EV charging, and mobile fuel delivery, today announced preliminary unaudited financial results for May 2025.

May 2025 Highlights:

●	Revenue: $6.6 million, up 148% year-over-year
●	Year-to-date revenue through May reached approximately $28.89 million, surpassing full-year 2024 revenue of approximately $27 million

“We’re proud to report another month of strong revenue growth,” said Michael D. Farkas, Executive Chairman and CEO of NextNRG. “This marks our fifth consecutive record month, driven by the expansion of our operations and rising demand from partners nationwide. It reflects our continued operational momentum and the scalability of our model as we enter new markets. Crossing our full-year 2024 revenue total before mid-year is a clear indication that our execution strategy is working.”

NextNRG’s revenues continue to grow in scale, with strong adoption from commercial fleets and an expanding network of strategic partnerships . The company is also preparing to deploy its Next Utility Operating System®, AI-powered microgrid systems, and wireless EV charging products in key markets.

Note on Preliminary Results

The financial results for May 2025 are preliminary and unaudited. Final results may differ and will be confirmed upon the completion of standard month-end closing procedures.

About NextNRG, Inc.

NextNRG Inc. (NextNRG) is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its Next Utility Operating System®, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible, and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, healthcare campuses, universities, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility while supporting decarbonization initiatives.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint, including the acquisition of Yoshi Mobility’s fuel division and Shell Oil’s trucks, further solidifying its position as a leader in the on-demand fueling industry. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, providing fuel delivery while advancing efficient energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

To find out more visit: www.nextnrg.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com